     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1994.
                                                    REGISTRATION NO. 33-_____

=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933

                          WEINGARTEN REALTY INVESTORS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               TEXAS                                      74-1464203
 (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


                            2600 CITADEL PLAZA DRIVE
                             HOUSTON, TEXAS 77008
        (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                          WEINGARTEN REALTY INVESTORS
                           1993 INCENTIVE SHARE PLAN
                            (FULL TITLE OF THE PLAN)

                               STANFORD ALEXANDER
                                    CHAIRMAN
                            2600 CITADEL PLAZA DRIVE
                             HOUSTON, TEXAS 77008
                                 (713) 868-6361
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)




    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AND FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT


                       CALCULATION OF REGISTRATION FEE
=============================================================================

                                                                                PROPOSED       PROPOSED
                                                                       MAXIMUM        MAXIMUM
                                                                       OFFERING       AGGREGATE        AMOUNT OF
                                                    AMOUNT TO BE       PRICE PER      OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)       SHARE(2)      PRICE(2)            FEE
Shares of Beneficial Interest, $.03 par value          500,000           $38.50       $19,250,000       $6,637.93

=============================================================================

(1) The number of Company's Shares of Beneficial Interest registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Company's Shares of Beneficial Interest on the New York Stock Exchange Composite Tape on February 22, 1994.

=============================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents filed by the Company with the Commission (File No. 1-9876) are incorporated by reference in this Prospectus:

              (a) Annual Report on Form 10-K for the year ended December 31, 1992 (the "1992 Annual Report").

              (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993.

              (c) The description of the Shares contained in the Company's Registration Statement on Form 8-B.

              All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

              The information required by Item 4 is not applicable to this Registration Statement since each class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The information required by Item 5 is not applicable to the Registration Statement.

ITEM 6.  INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS.

              Subsection (B) of Section 9.1 of the Texas Real Estate Investment Act (the "Act") empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding had no reasonable cause to believe that his conduct was unlawful.

       The Act further provides that a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection
(B) of Section 9.1 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

       Section 15 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the real estate investment trust. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty under a real estate investment trust, save only for his own willful misfeasance or malfeasance or negligence.

       Article Sixteen of the Declaration of Trust provides that the Company shall indemnify officers and trust managers, as set forth below.

              (a) The Company shall indemnify, to the extent provided in the Company's Bylaws, every person who is or was a Trust Manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

              (b)    If the indemnification provided in paragraph (a) is either
       (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, the Company shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a Trust Manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

       The Company's Bylaws provide that the Company may indemnify any Trust Manager or officer of the Company who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Company, and that, in all other cases, his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to the Company, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8:  EXHIBITS

              Exhibit Number                       Description
              --------------                       -----------

                     4.1                           Weingarten Realty Investors 1993 Incentive Share Plan.

                     5.1                           Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

                     24.1                          The consent of Andrews & Kurth L.L.P. to the use of their opinion in this
                                                   Registration Statement is contained in the opinion filed as Exhibit 5.1.

                     24.2                          The consent of Deloitte & Touche is included on Page II-7 hereof.

                     25.1                          Power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included in Part II hereof.

ITEM 9.  UNDERTAKINGS.

              (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 28TH DAY OF FEBRUARY, 1994.

                                               WEINGARTEN REALTY INVESTORS



                                               By:   /s/ Stanford Alexander
                                                  ---------------------------
                                                  Stanford Alexander
                                                  Chairman


                               POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stanford Alexander and Joseph W. Robertson, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                                                       Title                           Date
- ---------                                                       -----                           ----

/s/ Stanford Alexander                              Chairman and Trust Manager           February 28, 1994
- -----------------------------------                 (Chief Executive Officer)
Stanford Alexander


/s/ Andrew M. Alexander                             Executive Vice President/            February 28, 1994
- ---------------------------------                   Asset Management and
Andrew M. Alexander                                 Trust Manager




/s/ Martin Debrovner                                President, Chief Operating           February 28, 1994
- ------------------------------------                Officer and Trust Manager
Martin Debrovner


/s/ Melvin A. Dow                                   Trust Manager                        February 28, 1994
- -------------------------------------
Melvin A. Dow

/s/ Stephen A. Lasher                               Trust Manager                        February 28, 1994
- ------------------------------------
Stephen A. Lasher



/s/ Joseph W. Robertson, Jr.                        Executive Vice President             February 28, 1994
- -----------------------------------
Joseph W. Robertson, Jr.                            and Trust Manager
                                                    (Chief Financial Officer)


/s/ Douglas W. Schnitzer                            Trust Manager                        February 28, 1994
- -----------------------------------
Douglas W. Schnitzer


/s/ Marc J. Shapiro                                 Trust Manager                        February 28, 1994
- -------------------------------------
Marc J. Shapiro


/s/ J. T. Trotter                                   Trust Manager                        February 28, 1994
- --------------------------------------
J. T. Trotter


/s/ Steven C. Richter                               Vice President and Treasurer         February 28, 1994
- ------------------------------------                (Principal Accounting Officer)
Steven C. Richter


                         INDEPENDENT AUDITORS' CONSENT


              We consent to the incorporation by reference in this Registration Statement of Weingarten Realty Investors on Form S-8 of our report dated February 19, 1993, appearing in the Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1992.


                                                         DELOITTE & TOUCHE


Houston, Texas
February 28, 1994